UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 30, 2025

DEFI DEVELOPMENT CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-41748	83-2676794
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6401 Congress Avenue, Suite 250 Boca Raton, Florida	33487
(Address of registrant’s principal executive office)	(Zip code)

(561) 559-4111

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	DFDV	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 30, 2025, DeFi Development Corp., formerly known as Janover Inc. (the “Company”), entered into an employment agreement with Bruce Rosenbloom (the “Employment Agreement”). Mr. Rosenbloom stepped down as the Chief Financial Officer of the Company on April 17, 2025, and continues to serve in a senior advisory role as Executive Vice President of Finance.

Pursuant to the Employment Agreement, Mr. Rosenbloom will receive an annual base salary of $330,000 and is eligible to receive an annual performance-based cash bonus with a target amount equal to 40% of his base salary. Pursuant to the terms of the Employment Agreement, Mr. Rosenbloom will be granted a restricted stock unit (“RSU”) award for 70,000 shares of the Company’s common stock pursuant to the terms of a RSU grant notice and form award agreement (the “RSU Award”) under the Company’s equity incentive plan with a vesting commencement date of May 30, 2025 (the “Vesting Commencement Date”). The RSU Award vests as to 25% of the shares underlying the RSU Award on the first anniversary of the Vesting Commencement Date and, the remaining shares subject to the RSU Award, shall vest and become exercisable in equal monthly installments on the last day of each full month over the next thirty-six (36) months following the first anniversary of Vesting Commencement Date, subject to his continued service. If during Mr. Rosenbloom’s employment with the Company, the Company consummates a Change in Control (as defined in the Employment Agreement), then 100% of the unvested portion of the RSU Award shall fully vest immediately at the effectiveness of such Change in Control. Mr. Rosenbloom will also receive a lump-sum payment in the amount of $630,000 under his previous employment agreement in connection with his resignation as Chief Financial Officer.

The Employment Agreement provides that, in the event Mr. Rosenbloom’s employment is terminated by the Company without cause or by Mr. Rosenbloom for good reason (each as defined in the Employment Agreement), in addition to Final Compensation (as defined in the Employment Agreement), he will be entitled to receive payment of any earned but unpaid bonus for the prior calendar year, if the termination occurs after the end of such year but before the bonus is paid. If Mr. Rosenbloom’s employment is terminated by the Company without cause or by Mr. Rosenbloom for good reason within six months following a change in control (as defined in the agreement), he will be entitled to a lump sum payment equal to two times his base salary, full acceleration of all unvested equity awards, and continued health insurance coverage for 12 months.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the agreement, which is filed hereto as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, effective as of May 30, 2025, by and between the Company and Bruce Rosenbloom
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2025	DEFI DEVELOPMENT CORP.

	By:	/s/ Joseph Onorati
	Name:	Joseph Onorati
	Title:	Chairman & CEO

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